UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2025, Outlook Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with Avondale Capital, LLC, a Utah limited liability company (the “Lender”), pursuant to which, the Company agreed to issue to the Lender an unsecured convertible promissory note with a face amount of $33,100,000 (the “Note”). The Company expects to use the proceeds from the issuance of the Note to repay in full the remaining obligations of $32,373,792 (estimated as of January 15, 2025), including accrued and unpaid interest and the applicable exit fee, under the Company’s existing convertible promissory note with Streeterville Capital, LLC, dated December 22, 2022, which will be cancelled in connection with the issuance of the Note. The Company intends to use the remaining proceeds from the issuance of the Note for support of its ONS-5010 development program as well as working capital and other general corporate purposes, which may include repayment of debt. The closing of the transactions contemplated by the SPA and the Note (the “Closing”) is expected to occur shortly following the Company’s 2025 annual meeting of stockholders, subject to the satisfaction of closing conditions as described in greater detail below.

Securities Purchase Agreement

The SPA contains customary representations, warranties, and covenants of the Company and the Lender and customary closing conditions and other obligations of the parties. Among other closing conditions, the Company must obtain approval by its stockholders of the issuance of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in excess of 19.99% of the outstanding Common Stock upon the conversion of the Note at a conversion price per share that is less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of the Note (the “Stockholder Approval”). Until the Closing, the Company has agreed, among other things, not to sell shares of Common Stock at a price per share less than $2.26 other than issuances pursuant to the Company’s at-the-market offering. Until amounts due under the Note are paid in full, the Company has agreed, among other things, to: (i) timely make all filings under the Securities Exchange Act of 1934, (ii) maintain the listing of the Common Stock on The Nasdaq Capital Market (“Nasdaq”), (iii) not encumber, mortgage, pledge or grant a security interest in any of its assets, including intellectual property, subject to certain exceptions, (iv) subject to certain exceptions, not issue certain debt securities or certain equity or equity-linked securities with a conversion price that varies with the public trading price of the Common Stock, in each case, without the Lender’s prior consent, and (v) not enter into any agreement that would restrict the Company’s ability to issue Common Stock to the Lender.

Pursuant to the SPA, the Company has agreed to file a registration statement registering the resale of shares of common stock issuable upon conversion of the Note (the “Registration Statement”) within seven days following the Closing, and to use commercially reasonable efforts to have such Registration Statement declared effective within 45 days of filing (the “Effectiveness Deadline”). In the event the Registration Statement is not declared effective by the Effectiveness Deadline, the outstanding balance on the Note will, on the Effectiveness Deadline and each 30th day thereafter, automatically be increased by 0.5% until the Registration Statement is declared effective.

Subject to certain exceptions and limitations, the SPA grants the Lender a participation right to acquire, at the Lender’s discretion, up to 10% of the amount of certain debt obligations or convertible securities issued by the Company during the term of the Note.

Note

The Note will initially bear interest at the prime rate (as published in the Wall Street Journal) plus 3% (subject to a floor of 9.5%), will be scheduled to mature on July 1, 2026 and will be convertible into Common Stock as described below. The Company will have an obligation to repay at least $3,000,000 of the outstanding balance of the Note for each calendar quarter beginning with the second calendar quarter of 2025 (subject to adjustment for conversions by the Lender and to payment of an exit fee of 7.5%) (the “Quarterly Debt Reduction Obligations”).

Beginning on the earlier of (i) six months following the issuance of the Note and (ii) the date on which the Registration Statement is declared effective (the “Conversion Commencement Date”), the Lender will have the right to convert all or any portion of the outstanding balance under the Note into a number of shares of Common Stock obtained by dividing the amount of the Note being converted by the Conversion Price (as defined below). In addition, the Company will have the right to convert all or any portion of the outstanding balance under the Note into shares of Common Stock at the Conversion Price if certain conditions have been met at the time of conversion, including if at any time after the Conversion Commencement Date, the daily volume-weighted average price of our common stock on Nasdaq equals or exceeds $3.00 per share (subject to adjustments for stock splits and stock combinations) for a period of 30 consecutive trading days and the median daily dollar trading volume during the preceding 30 trading day period is greater than or equal to $1,000,000. The Company may make payments (i) in cash, (ii) in shares of Common Stock, with the number of shares being equal to the portion of the applicable payment amount divided by the Conversion Price, or (iii) a combination of cash and shares of Common Stock. Any payments made by the Company in cash, including prepayments or repayment at maturity, will be subject to an additional fee of 7.5%.

The Note will provide that the Company shall not effect any conversion of the Note to the extent that, after giving effect to the conversion, the Lender (together with its affiliates), would beneficially own a number of shares of common stock exceeding 4.99% of the number of shares of common stock outstanding on such date immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation will be increased to 9.99% at such time our market capitalization is less than $25.0 million. By written notice to the Company, the Lender may increase, decrease or waive the Beneficial Ownership Limitation as to itself, but any such waiver will not be effective until the 61st day after delivery thereof.

Upon the occurrence of certain events described in the Note, including, among others, the Company’s failure to pay amounts due and payable under the Note, failure to comply with the Quarterly Debt Reduction Obligations, events of insolvency or bankruptcy, failure to observe covenants contained in the SPA and the Note, breaches of representations and warranties in the SPA, and occurrence of certain transactions without the Lender’s consent (each such event, a “Trigger Event”), the Lender shall have the right, subject to certain exceptions, to increase the balance of the Note by 10% for a Major Trigger Event (as defined in the Note) and 5% for a Minor Trigger Event (as defined in the Note). If a Trigger Event is not cured within ten trading days of written notice thereof from the Lender, it will result in an event of default (such event, an Event of Default). Following an Event of Default, the Lender may accelerate the Note such that all amounts thereunder become immediately due and payable, and interest shall accrue at a rate of 22% annually until paid. Under the Note, “Conversion Price” means, prior to a Major Trigger Event, $2.26 per share (subject to adjustment for stock splits and stock combinations), and following a Major Trigger Event, the lesser of (i) $2.26 per share (subject to adjustment for stock splits and stock combinations), and (ii) 90% multiplied by the lowest closing bid price in the three trading days prior to the date on which the conversion notice is delivered; provided, however, that if the Conversion Price is below $0.404 per share (subject to adjustment for stock splits and stock combinations), which may be subject to change in the future to the extent permitted by stock exchange rules in effect at the time of such change, the Company will be required to satisfy a conversion notice from the Lender in cash.

 The foregoing summary of the SPA and Note is qualified in its entirety by reference to the SPA and the Form of Note, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Note and any shares of Common Stock issued upon conversion thereof will be issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 5.02	Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On January 30, 2025, in order to achieve an equal balance of membership among the three classes of directors of the Board of Directors of the Company (the “Board”), the Board determined that Lawrence A. Kenyon should be reclassified from Class II, with a term expiring at the 2027 Annual Meeting of Stockholders, to Class III, with a term expiring at the 2025 Annual Meeting of Stockholders. Accordingly, and solely to effect such change, effective January 30, 2025, Mr. Kenyon resigned as a Class II director and was immediately elected by the Board as a Class III director, effective as of January 30, 2025. The resignation and re-election of Mr. Kenyon was effected solely to rebalance the Board’s classes, and for all other purposes, Mr. Kenyon’s service on the Board is deemed to have continued uninterrupted.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “may,” “will,” “would,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements, including without limitation statements regarding the expected closing of the Note, receipt of the Stockholder Approval, anticipated proceeds of the Note and the use thereof, and the Company’s plans to file a resale registration statement to register the resale of the shares of common stock underlying the Note. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report on Form 8-K. These forward-looking statements are subject to risks and uncertainties that could cause results and events to differ significantly from those expressed or implied by the forward-looking statements, including risks associated with closing a securities offering. Additional factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including under “Risk Factors” in the Company’s annual report on Form 10-K for the year ended September 30, 2024 and future filings by the Company. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of January 31, 2025, by and between the Company and Avondale Capital, LLC. *
10.2	Form of Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: January 31, 2025	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer